Exhibit 10.8

Amended and Restated
Convertible Short-Term Loan Agreement

Dated as of March 27 2024

Picard Medical, Inc, a Delaware corporation and whose business address is at 4 Palo Alto Square, Ste 200, 3000 El Camino Real, Palo Alto, CA 94306 (the “Borrower”) and Fang Family Fund, LLC- Series II (“FFF”), whose address is 7255 Laredo St, Las Vegas, NV 89117 (the “Lender”), agree as of the date stated above that:

WHEREAS

The Borrower is a portfolio company of Hunniwell Picard I, LLC, a venture capital fund where the Lender serves as a Managing Partner.

Lender, in his personal capacity, voluntarily and willingly desires to temporarily help finance the continued operations of the Borrower.

NOW THEREFORE,

In consideration of the premises and the representations, warranties, covenants, and acts referred to herein, the Borrower and the Lender (referred to herein as the “Parties” to this agreement (this “Agreement”) agree as follows:

SECTION 1. PRINCIPAL

Subject to the terms and conditions of this Agreement, the Lender will pay to the Borrower, and thus has in effect has loaned to the Borrower, and the Borrower has borrowed from the Lender, on the date hereof, the amount of US$500,000 (Five Hundred Thousand United States Dollars) (herein called the “Loan”).

SECTION 2. INTEREST.

The Loan shall bear paid-in-kind interest at a rate of six percent (6%) per annum based on a 365-day year.

SECTION 3. DUE DATE

Unless earlier repaid or converted, the outstanding principal and unpaid interest will be due after six (6) months from the date of this Agreement. In the event the Borrower consummates, while the Loan remain outstanding, an initial public offering (an “IPO”), then all principal, together with all unpaid accrued interest under the Loan, shall automatically convert into the securities issued in the IPO at a conversion price equal to eighty percent (80%) of the lowest price per share paid by the other purchasers of equity securities in the IPO.

In the event the Company consummates an equity, debt, or other financing (a “Financing”) prior to an IPO, then all principal, together with all unpaid accrued interest under the Notes, shall automatically convert, in the event of an equity financing, into the securities issued at a conversion price equal to eighty percent (80%) of the lowest price per share paid by the other purchasers of equity securities prior to the Financing, or, in the event of a debt financing prior to an IPO, the terms of this Loan Agreement shall be amended and restated to match the terms of such debt financing at the Lender’s option.

In the event of a merger or consolidation of the Borrower, sale of all or substantially all of the Company’s assets or a sale of all or at least a majority of outstanding equity securities of the Borrower (a “Sale of the Borrower”) any time prior to conversion or repayment of the Loan, then notwithstanding any provision of the Loan to the contrary, (i) the Borrower will give the Lender at least 30 days’ prior written notice of the anticipated closing date of such Sale of the Borrower and (ii) the Borrower will pay to the holder of each Loan an amount equal to the aggregate amount of principal and unpaid interest then outstanding under such Loan in full satisfaction of the Borrower’s obligations under such Loan; provided, however, that if a premium is paid for the assets or equity securities of the Company in a Sale of the Borrower, then such premium will also be applied to the payment referenced in this clause (ii). For example, if the assets of the Company in a Sale of the Borrower are acquired at a 5% premium, then the payment referenced in clause (ii) of this paragraph would be equal to the aggregate amount of principal and unpaid interest then outstanding under such Loan plus 5% of such amount.

SECTION 4. PREPAYMENTS.

Principal and accrued interest may not be prepaid unless approved in writing by the Lender.

SECTION 5. MAKING OF PAYMENTS

Any payments made prior to the Conversion (including those made pursuant to the terms of Section 4 hereof) of principal shall be made in immediately available funds by the Borrower to the Lender at such bank account as the Lender shall have designated by notice to the Borrower.

SECTION 6. EVENTS OF DEFAULT

Promptly following the Borrower becoming aware of an occurrence of any Event of Default (as defined below), the Borrower shall furnish to the Lender written notice of the occurrence thereof. The occurrence of any of the following shall constitute an “Event of Default” under this Loan:

a)	Failure to Pay. The Borrower shall fail to make payment of any principal, interest or other amount due on this Loan within 10 days of when due;

b)	Failure to Perform. The Borrower’s default in its performance under the Loan, which default has not been cured within 10 days of Borrower being notified of the same;

c)	Voluntary bankruptcy petitions (or the like) filed by the Borrower; and

d)	Involuntary bankruptcy petitions (or the like) filed against the Borrower.

Upon an event of default, the outstanding principal amount of the Loan plus any accrued interest due thereunder shall become immediately due and payable upon the demand of the Lender.

SECTION 7. COLLATERAL SECURITY

The Loan will not be secured by any collateral from the Borrower.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:

§8.1 Organization

The Borrower is an individual or entity of sound mind and competent to make such decisions are needed in regard to the Loan.

§8.2 Authorization; No Conflict.

The execution and delivery of this Agreement, and the performance by the Borrower of its obligations hereunder and thereunder, are fully within the Borrower’s legal authority, and do not and will not contravene or conflict with any provision of law or of any agreement binding upon the Borrower.

§8.3 Validity and Binding Nature.

This Agreement has been duly executed and delivered and is the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants.

§8.4 Pending or Threatened Litigation and Contingent Liabilities.

No litigation, arbitration proceedings or governmental proceedings are pending or threatened against the Borrower, if adversely determined, materially adversely affect the financial condition of the Borrower or any of its subsidiary, parent, or affiliate companies.

SECTION 9. MISCELLANEOUS PROVISIONS.

§9.1 No Waiver; Amendments in Writing.

No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof to this Agreement, nor shall any single or partial exercise of any right, power or remedy preclude the Parties or others from the further exercise thereof, or the exercise of any other right, power, or remedy.

§9.2 Notices.

Any notice hereunder to the Borrower or the Lender shall be in writing and, if signed, scanned and emailed, shall be deemed to have been given when sent, and if mailed shall be deemed to have been given three days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Borrower or the Lender at the address shown below his or its signature hereto, or at such other address as one of the Parties may, by written notice received by the other Party hereto, have designated as the Parties address for such purpose.

§9.3 Governing Law.

This Agreement has been executed and delivered in the State of Delaware and are made under and governed by the laws of the State of Delaware.

§9.4 Successors and Assigns.

This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

§9.5 Registration Rights

All of the shares underlying the Loan (the “Registrable Securities”) shall be subject to registration rights pursuant to which the Borrower shall file an initial registration statement (the “Registration Statement”) to register the resale of the shares by the Lender within 60 days of the initial closing of the IPO and use its best efforts to have such registration statement declared effective within 90 days of filing thereof. To the extent that additional Registrable Securities remain outstanding after all shares under the initial registration statement have been sold, the Borrower shall be required to file additional registration statements for such shares as soon as allowable under the rules and regulations of the Securities and Exchange Commission.

§9.5 Lock Up

Lender agreed not to sell, directly or indirectly, or otherwise dispose of any of the Registrable Securities without prior written consent for a period of 180 days after the close of the IPO. This lock-up agreement provides limited exceptions, and the restrictions may be waived at any time. Upon the expiration of the applicable lock-up periods, substantially all of the Registrable Securities subject to such lock-up restrictions will become eligible for sale, subject to any aforementioned limitations.

BORROWER

Picard Medical, Inc, a Delaware limited liability company

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

LENDER

Fang Family Fund, LLC- Series II

By:	/s/ Yuncai (Richard) Fang
	Name:	Yuncai (Richard) Fang
	Title:	Authorized Signer

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